2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

            April 21, 2008

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Sound Financial, Inc., I cordially invite you to attend our first Annual Meeting of Shareholders.  The meeting will be held at 2:30 p.m., Pacific time, on May 21, 2008, at our main office located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.

A Proxy Statement describing the business to be conducted at the Annual Meeting and a proxy card enabling you to vote without attending the meeting is enclosed.  Our Annual Report to Shareholders for the year ended December 31, 2007, is also included.  At the Annual Meeting, I will give management’s report to you on the Company’s 2007 financial and operating performance.

An important part of the Annual Meeting is the shareholder vote on corporate business items.  I urge you to exercise your rights as a shareholder to vote and participate in this process.  Shareholders are being asked to consider and vote upon:  (1) the election of two directors of the Company, and (2) the ratification of the appointment of Moss Adams, LLP, as the Company’s independent registered public accounting firm.

We encourage you to attend the meeting in person.  Whether or not you plan to attend the meeting, please read the enclosed Proxy Statement, sign and date the enclosed proxy card and return the proxy card in the accompanying postage-paid return envelope as promptly as possible.  This will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the continued success of Sound Financial, Inc. and the enhancement of the value of your investment.  As President, I want to express my appreciation for your confidence and support.

Sincerely,

/s/ Laura Lee Stewart

Laura Lee Stewart
President and Chief Executive Officer

SOUND FINANCIAL, INC.
2005 5th Avenue, Suite 200
SEATTLE, WASHINGTON 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sound Financial, Inc. will be held as follows:

TIME	Wednesday, May 21, 2008, at 2:30 p.m

PLACE	Sound Community Bank
2005 5th Avenue, Suite 200
Seattle, Washington, 98121

BUSINESS	(1) The election of two directors of Sound Financial, Inc.

(2) The ratification of the appointment of Moss Adams, LLP as Sound Financial, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

(3) Such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.

RECORD DATE
Holders of record of Sound Financial, Inc. common stock at the close of business on March 31, 2008, are entitled to receive this Notice and to vote at the meeting, or any adjournment or postponement thereof.

PROXY VOTING
It is important that your shares be represented and voted at the annual meeting.  You can vote your shares by completing and returning the enclosed proxy card or by submitting a ballot at the annual meeting.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card, which is solicited on behalf of the Board of Directors.  That proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Laura Lee Stewart

Laura Lee Stewart
President and Chief Executive Officer

Seattle, Washington
April 21, 2008

Important:  The prompt return of your proxy saves us the expense of further requests.  You can revoke your proxy and vote at the annual meeting, if you choose to attend.  A pre-addressed envelope is enclosed for your convenience.  No postage is required if mailed within the United States.

SOUND FINANCIAL, INC.
2005 5th Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Sound Financial, Inc. is using this Proxy Statement to solicit proxies from the holders of common stock of Sound Financial, Inc. for use at our upcoming annual meeting of shareholders.  The annual meeting of shareholders will be held at 2:30 p.m., Pacific time on Wednesday, May 21, 2008 at our main office, located at 2005 5th Avenue, Suite 200, Seattle, Washington 98121.  At the annual meeting, shareholders will be asked to vote on two proposals:  (1) the election of two directors of the Company for a term of three years each; and (2) the ratification of the appointment of Moss Adams, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  These proposals are described in more detail below.  Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.  Sound Financial, Inc. is referred to in this Proxy Statement from time to time as “Sound Financial” or the “Company.”  Certain of the information in this Proxy Statement relates to Sound Community Bank, a wholly owned subsidiary of the Company, which is referred to in this Proxy Statement from time to time as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions.  The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007, which includes the Company’s audited financial statements, is being provided with this Proxy Statement.  Although the Annual Report is being mailed to shareholders with this Proxy Statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this Proxy Statement by reference.

This Proxy Statement and the accompanying materials are being mailed to shareholders on or about April 21, 2008.

Your vote is important.  Whether or not you plan to attend the annual meeting, please submit your proxy promptly in the enclosed envelope.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	Election of two directors of Sound Financial.

Proposal 2.	Ratification of the appointment of Moss Adams, LLP as Sound Financial’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

The shareholders also will transact any other business that may properly come before the annual meeting although, as of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented.  Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the meeting is March 31, 2008.  Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.  The only class of stock entitled to be voted at the meeting is the Company’s common stock.  Each outstanding share of common stock is entitled to one vote on each matter before the annual meeting.  At the close of business on the record date, there were 2,948,063 shares of common stock outstanding and entitled to vote at the annual meeting.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions.  If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non-discretionary” items.  In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker.  The proposals to elect directors and ratify auditors described in this Proxy Statement are considered “discretionary” items.

What if my shares are held in Sound Financial’s employee stock ownership plan?

We maintain an employee stock ownership plan that owns 115,560 shares, or 3.9% of the outstanding shares of the Company’s common stock.  Employees of the Company and the Bank participate in the employee stock ownership plan.  Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan.  If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions or will abstain from voting if no instructions are given.  The trustee will vote the shares of the Company’s common stock held in the employee stock ownership plan but not allocated to any participant’s account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.  As of the voting record date, no shares had been allocated to any participant.  As a result, the trustee will vote the shares in the plan at its discretion or as directed by the plan administrator, which direction would be to vote the shares “FOR” each of the proposals set forth in this Proxy Statement.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted.  The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.  Our holding company, Sound Community MHC, which is referred to in this Proxy Statement as the “MHC,” owns 55% of our outstanding shares.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held after June 20, 2008.  An adjournment will have no effect on the business that may be conducted at the meeting.  The MHC’s presence alone at the annual meeting will constitute a quorum.

How do I vote?

1.  You may vote by mail.  If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2.  You may vote in person at the annual meeting.  If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting.  However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the annual meeting.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

●	properly completing, signing and submitting another proxy with a later date before the annual meeting;

●	giving written notice of the revocation of your proxy to the Company’s Secretary prior to the annual meeting; or

●	voting in person at the annual meeting.

Your proxy will not be automatically revoked by your mere attendance at the annual meeting; you must actually vote at the meeting to revoke a prior proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

●	FOR the election of the two director nominees to the Company’s Board of Directors; and

●	FOR ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the annual meeting.  If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve Proposal 1: Election of Directors?

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by the holders of the Company’s common stock.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes have no effect on the election of directors.  The MHC, which owns 55% of the Company’s outstanding common stock, intends to vote its shares in favor of each of the director nominees, ensuring the election of the Board’s nominees.

How many votes are required to approve Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm?

Ratification of the appointment of Moss Adams, LLP, as our independent registered public accountant for the fiscal year ending December 31, 2008, requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of the Company’s common stock.  Abstentions from voting on the proposal will have the same effect as a vote against the proposal.  Broker non-votes will have no effect on this proposal.  The MHC, which owns 55% of the Company’s outstanding common stock, intends to vote its shares in favor of this proposal, ensuring the ratification of Moss Adams, LLP as our independent registered public accountant for the fiscal year ending December 31, 2008.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

●	FOR the election of the two director nominees to the Board of Directors for three-year terms; and

●	FOR ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

STOCK OWNERSHIP

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table shows, as of March 31, 2008, the voting record date, the beneficial ownership of the Company’s common stock by: (1) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (2) each director and director nominee of the Company; (3) each executive officer of the Company named in the 2007 Summary Compensation Table appearing below; and (4) all of the directors and executive officers of Sound Financial as a group.  Beneficial ownership is determined in accordance with the rules of the SEC.  The address of each of the beneficial owners, except where otherwise indicated, is the Company’s address.  As of March 31, 2008, there were 2,948,063 shares of Company common stock issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Significant Shareholders
Sound Community MHC(2)	1,621,435	55.00%

Directors and Executive Officers
Tyler K. Myers, Director and Chairman of the Board	25,000(3)	0.85%
David S. Haddad, Jr., Director and Vice Chairman of the Board	15,000(4)	0.51%
Laura Lee Stewart, President, Chief Executive Officer and Director	24,934(5)	0.85%
Robert F. Carney, Director	6,000(6)	0.20%
Debra Jones, Director	5,000	0.17%
Milton L. McMullen, Director	7,500(7)	0.25%
Rogelio Riojas, Director	20,000	0.68%
James E. Sweeney, Director	10,100(8)	0.34%
Matthew P. Deines, Executive Vice President and Chief Financial Officer	16,085(9)	0.55%
Marlene L. Price, Senior Vice President and Lending Manager	5,079(10)	0.17%
Directors and executive officers of Sound Financial as a group (12 persons)	149,626	5.08%
____________________
1.	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.
2.

The MHC is a federally chartered mutual holding company, the principal business of which is to hold at least a majority of the outstanding shares of Sound Financial.  It filed a Schedule 13D beneficial ownership report with the SEC on January 8, 2008.  The executive officers and directors of MHC also are shareholders and executive officers and/or directors of Sound Financial.

3.	Includes 2,294 shares held in Mr. Myers’ IRA, 17,706 shares in his 401(k) account and 5,000 in a partnership, in which he is a partner.
4.	Shares are held in Mr. Haddad’s IRA.
. 5.	Includes 14,934 shares in Ms. Stewart’s 401(k) account and 10,000 shares owned by her business partner.
6.	Includes 5,000 shares held in Mr. Carney’s IRA.
7.	Shares are held in a family trust.
8.	Includes 10,000 shares held in Mr. Sweeney’s IRA and 100 shares held by his children.
9.	Includes 10,885 held in Mr. Deines’ 401(k) account and 200 shares in UTMA accounts for his sons, of which he is trustee.
10.	Shares are held in Ms. Price’s 401(k) account.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership.  Specific due dates for these reports have been established by the SEC, and Sound Financial is required to disclose in this Proxy Statement any late filings or failures to file.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations relative to the filing of certain forms, that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met.

PROPOSAL 1

ELECTION OF DIRECTORS
General

Our Board of Directors consists of eight members.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

The Company has nominated David S. Haddad, Jr. and Milton L. McMullen for election as directors, each for a three-year term expiring at the annual meeting of shareholders in 2011.  These two individuals currently serve as directors of the Company and the Bank.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the size of the Board to eliminate the vacancy or select a substitute nominee, based on the recommendation of its Nominating Committee.  If a substitute nominee is selected, the Board of Directors, as your proxy holders, will vote your shares for the substitute nominee, unless you have withheld that authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The affirmative vote of a plurality of the votes cast at the annual meeting is required to elect the two nominees as directors.  The Board of Directors recommends you vote “FOR” each of the director nominees.

The following individuals are the directors and director nominees of Sound Financial for the terms set forth below opposite their names.

Name	Age(1)	Positions With Sound Financial	Director Since(2)	Term Expires

Nominees
David S. Haddad, Jr.	59	Vice Chairman of the Board and Director	1990	2011(3)
Milton L. McMullen	73	Director	2002	2011(3)

Other Directors
Tyler K. Myers	44	Chairman of the Board and Director	1993	2010
Laura Lee Stewart	58	President, Chief Executive Officer and Director	1990	2009
Robert F. Carney	60	Director	1984	2010
Debra Jones	50	Director	2005	2009
Rogelio Riojas	56	Director	2005	2009
____________________
1.            At December 31, 2007.
2.            Includes years of service on the board of the Bank, including when it was a credit union.
3.            If elected at the annual meeting.

The business experience of each director of Sound Financial for at least the past five years is set forth below.

David S. Haddad, Jr.  Mr. Haddad is Vice Chairman of the Board of Directors of the Bank.  He currently works part time as a Customer Service Supervisor with Alaska Airlines.  Prior to joining Alaska Airlines in 2004, Mr. Haddad was retired.  Prior to his retirement in 2002, he was an Operations Manager at Cutter and Buck, a golf apparel company; a former Senior Manager of Operations at Progressive International, a housewares wholesaler; and a warehouse manager for Associated Grocers.

Milton L. McMullen.  Mr. McMullen, after 25 years with various mutual savings banks, left Mt. Baker Mutual Savings Bank as Executive Vice President and managing officer in 1984.  Subsequently, until his retirement in 1998, Mr. McMullen served as Regional Sales manager for FISERV Inc., a data processing provider to the financial community.

Tyler K. Myers.  Mr. Myers is the Chairman of the Board of Directors of the Bank and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries.  Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations.  Mr. Myers has been with The Myers Group since 1978.

Laura Lee Stewart.  Ms. Stewart is currently President and Chief Executive Officer of the Bank.  Prior to joining the Bank in 1989, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank.

Robert F. Carney.  Mr. Carney is Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada.  Prior to March 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington.  Prior to joining Brown & Cole Stores in 2001, Mr. Carney held a variety of management positions in the food industry.

Debra Jones.  Ms. Jones is the Vice President of Administrative Services at Bellingham Technical College, where she is responsible for cash management, financial affairs, physical plant administration and strategic planning.  She is a certified public accountant.  Prior to joining the college in August 2005, she served from September 2004 to May 2005 as Manager of Budget and Cash

Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores.

Rogelio Riojas.  Mr. Riojas has served for over 30 years as the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in western Washington.

James E. Sweeney.  Mr. Sweeney is currently President of Super Supplements, Inc., a Seattle based retail chain specializing in vitamins, health supplements and nutrition, a position he has held since June 2007.  Super Supplements has twenty-one stores in Washington and Idaho.  Formerly, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area, for over ten years.

Director Compensation

Directors of the Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of the Bank, who receives no separate compensation for her service as a director) receive compensation for their service on the board of directors of the Bank.  They receive no separate compensation for their service on the board of directors of Sound Financial.  This director compensation is used to attract and retain qualified persons to serve as non-employee directors.  In setting their compensation, the board of directors considers the significant amount of time and level of skill required for director service.  The types and levels of director compensation are reviewed annually by the Compensation Committee, which makes recommendations for approval by the Board of Directors.  For the year ended December 31, 2007, this compensation consisted of fees of $12,000 for the year, paid monthly, plus $825 for each board meeting attended, for a maximum of $21,900.  The directors are not paid additional fees for service on various board committees.

The following table provides compensation information for each non-employee member of the board of directors of the Bank during the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash	Total
Tyler K. Myers	$21,900	$21,900
David S. Haddad, Jr.	21,075	21,075
Robert F. Carney	21,900	21,900
Debra Jones	21,900	21,900
Milton L. McMullen	21,900	21,900
Rogelio Riojas	21,900	21,900
James E. Sweeney	21,900	21,900

Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars up to $3,500 per year, per director.  Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally.  The Bank also pays the premiums on directors’ and officers’ liability insurance.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence and Ethics Codes

Meetings of the Company’s Board of Directors are generally held on a monthly basis.  The Company’s Board of Directors held 12 regular meetings and no special meetings during the fiscal year ended December 31, 2007.  All directors of the Company attended more than 75 percent in the aggregate of the total number of Board meetings.  The Company’s policy is for all directors to attend its annual meeting of shareholders.  This is our first annual meeting of shareholders.

The Board applies the independence standard in the Nasdaq listing standards to its directors.  The Board has determined that Directors Myers, Haddad, Carney, Jones, McMullen, Riojas and Sweeney, constituting a majority of the Board members, are “independent directors” as that term is defined in the those Nasdaq standards.  Shareholders may communicate directly with the Board of Directors by sending written communications to Tyler K. Myers, Chairman of the Board of the Company, 2005 5th Avenue, Suite 200, Seattle, Washington, 98121.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees.  The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure, compliance with all applicable laws, rules and regulations, prompt internal reporting of violations of the Code and accountability for adherence to the Code.  You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 2005 5th Avenue, Suite 200, Seattle, Washington, 98121 or by calling (206) 448-0884.  In addition, the Code of Business Conduct and Ethics has been filed with the SEC as an exhibit to our Form 10-K for the year ended December 31, 2007, and is available on our website at www.soundcb.com under “Investor Relations – Governance.”

Committees of the Board of Directors

The Board of Directors of Sound Financial has established a number of committees that are responsible for different aspects of its operations.  During the year ended December 31, 2007, no director of Sound Financial attended fewer than 75% of the total meetings of the committees on which the board member served during this period.

Audit Committee.  The Audit Committee operates under a formal written charter adopted by the Board of Directors.  The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors= qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to Sound Financial specified by its Board of Directors.  The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.  The Audit Committee Report is included in this Proxy Statement.

The Audit Committee of Sound Financial was established when Sound Financial was organized on January 8, 2008.  The Audit Committee is comprised of Directors McMullen (chair), Carney, Haddad and Jones, each of whom is “independent” as that term is defined for audit committee members in the FINRA Rules.  The board of directors has determined that Director Jones is an “audit committee financial expert” as defined in Item 407(e) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the financial literacy requirements under the Nasdaq listing standards.  The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis.  Beginning in 2008, the Audit Committee of Sound Financial also serves as the audit committee of the Bank.

During 2007, the audit committee of the Bank provided audit committee services for Sound Financial while it was in organization and during its public offering.  The audit committee of the Bank met five times during 2007 and, in 2007, had the same members as the Audit Committee of Sound Financial.

Compensation Committee.  The Compensation Committee operates under a formal written charter adopted by the Board of Directors.  The Compensation Committee is responsible for: (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers and key employees; (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board; and (iii) reviewing and recommending new compensation plans, policies and programs.  The Compensation Committee also recommends to the Board of Directors any changes in the compensation structure for non-employee directors.  The Compensation Committee does not designate its authority to any one of its members or any other person, however, Ms. Stewart does make recommendations to the Committee for all compensation, except her own.

The Compensation Committee of Sound Financial was established when Sound Financial was organized on January 8, 2008.  The Compensation Committee is comprised of Directors Sweeney (chair), Myers and Riojas, each of whom is “independent” as that term is defined for compensation committee members in the FINRA Rules.  The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis.  Beginning in 2008, the Compensation Committee of Sound Financial also serves as the compensation committee of the Bank.  During 2007, the compensation committee of the Bank provided compensation committee services for Sound Financial while it was in organization and during its public offering.  The compensation committee of the Bank met six times during 2007 and, in 2007, had the same members as the Compensation Committee of Sound Financial.

Nominating Committee.  The Nominating Committee operates under a formal written charter adopted by the Board of Directors.  The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the meeting identified in this Proxy Statement were recommended to the Board by the Nominating Committee.  The Nominating Committee has the following responsibilities under its charter:

●	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

●
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the our charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: (i) business experience, education, integrity, reputation, independence, conflicts of interest, diversity, and age; (ii) number of other directorships and commitments (including charitable obligations); (iii) tenure on the Board; (iv) attendance at Board and committee meetings: (v) stock ownership; (vi) specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy); (vii) a commitment to the Company’s communities and shared values; and (viii) overall experience in the context of the needs of the Board as a whole;

●	consider and evaluate nominations from shareholders using the same criteria as all other nominations;

●	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

●	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

The Nominating Committee of Sound Financial was established when Sound Financial was organized on January 8, 2008.  The Nominating Committee is comprised of Directors Haddad (chair), Myers and Sweeney, each of whom is “independent” as that term is defined for compensation committee members in the FINRA Rules.  The Nominating Committee is scheduled to meet at least once a year and on an as-needed basis.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 13 of the Company’s bylaws.  In general, to be timely, a shareholder’s notice must be received by the Company not less than five days prior to the annual meeting; however, if the Nominating Committee does not post its nominations at least 20 days before the meeting, a shareholder may make a nomination at the meeting.  Any shareholder’s nomination must provide the following:

●
as to each person whom a shareholder proposes to nominate for election as a director: all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

●
as to the shareholder giving the notice: the name and address of the shareholder as they appear on the Company’s books and the number of shares of the Company’s common stock beneficially owned by the shareholder.

This description is a summary of our nominating process.  Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws.  Since it was formed on January 8, 2008, the Nominating Committee has received no shareholder nominations and has met once.

Committee Charters.  The charters of the Audit, Compensation and Nominating Committees are posted on our website at www.soundcb.com under “Investor Relations – Governance Documents.

EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT

Executive Officers of the Company and the Bank

The following individuals are executive officers of Sound Financial and hold the offices set forth below opposite their names.

Name	Position

Laura Lee Stewart	President and Chief Executive Officer
Matthew P. Deines	Executive Vice President and Chief Financial Officer
Patricia Floyd	Senior Vice President and Secretary

The executive officers of Sound Financial are appointed annually by the board of directors and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

The following individuals are executive officers of the Bank and hold the offices set forth below opposite their names.

Name	Age(1)	Position

Laura Lee Stewart	58	President and Chief Executive Officer
Matthew P. Deines	33	Executive Vice President and Chief Financial Officer
Matthew F. Moran	44	Senior Vice President and Chief Credit Officer
Marlene L. Price	43	Senior Vice President and Lending Manager
Patricia Floyd	62	Senior Vice President – Human Resources
_________________________
(1) As of December 31, 2007.

Each of the executive officers of the Bank are appointed annually by the board of directors of the Bank.  The business experience for at least the past five years for each of the executive officers of the Company and the Bank, who do not serve as directors, is set forth below.

Matthew P. Deines.  Mr. Deines has served as Chief Financial Officer of the Bank since 2002 and was appointed Executive Vice President in January 2005.  Prior to joining the Bank, Mr. Deines was an Audit Supervisor with McGladrey and Pullen, LLP and received his Washington CPA certificate in 2000.

Patricia Floyd.  Ms. Floyd is Senior Vice President – Human Resources of the Bank.  Prior to being appointed to that position in 2002, she was a human resources official for the Shanghai American School from 1988 to 2001.  Prior to that, she held various positions at the Bank when it was a credit union, including Marketing Manager, since 1986.

Matthew F. Moran.  Mr. Moran is Senior Vice President and Chief Credit Officer responsible for all aspects of our commercial business and commercial real estate lending activity.  Mr. Moran joined the Bank in May 2007.  Prior to that, he was a Senior Examiner with the OTS for one year.  From 2004 to 2006, he was Vice President – Commercial Credit for Inland NW Bank.  From 2001 to 2004, he was Vice President and Team Leader SE Washington of Community Bancshares.  Mr. Moran brings more than 20 years of banking experience to the Bank, including as a national bank examiner at the Comptroller of the Currency.

Marlene L. Price.  Ms. Price has served as Senior Vice President and Lending Manager of the Bank responsible for all aspects of residential real estate and consumer lending since 1997.  She oversees all of the retail lending functions.  Ms. Price has been employed with the Bank, including when it was a credit union, since 1996 in various positions, including branch banking.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

The Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them.  Except for loans to those persons, which are governed by a separate policy, these transactions are subject to the review and approval of the Audit Committee of Sound Financial.  Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000, during 2007.

The Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insider employees prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.  Business loans to directors, executive officers and their related persons are not made with preferential rates or terms.  Personal loans, including residential mortgage loans, to those individuals may be made with preferential rates under applicable federal law, so long as those preferential rates are the same as those available to all non-officer employees of the Bank.  When the director or executive officer leaves the Bank, these preferential rates return to market rates and terms in effect at the time of origination.  All loans to directors and executive officers and their related persons totaled approximately $5.6 million at December 31, 2007, and were performing in accordance with their terms at that date. The following table reflects loans to directors and executive officers who, during 2007, had aggregate indebtedness to the Bank that exceeded $120,000 at below rates available to the general public.

Name	Type of Loan	Rate Discount	Largest Principal Balance in 2007	Principal Balance at December 31, 2007
Executive Officers:
Laura Lee Stewart	First Mortgage	(1)	$603,110	$577,577
Matthew P. Deines	First Mortgage	(1)	468,000	449,339
	Automobile	1%	28,891	17,103
Matthew M. Moran	First Mortgage	(1)	440,000	438,215
Marlene L. Price	Second Mortgage	(1)	45,000	43,644
	Automobile	1%	24,156	20,537
	Automobile	1%	16,185	12,693
Patricia Floyd	First Mortgage	(1)	353,500	---
	Second Mortgage	1%	82,000	---
	First Mortgage	(1)	508,500	505,227
Directors:
Robert Carney	First Mortgage	(1)	215,000	209,107
David Haddad	First Mortgage	(1)	472,500	468,965
Debra Jones	First Mortgage	(1)	266,868	256,289
James E. Sweeney	First Mortgage	(1)	585,000	579,004

(1)
Preferential rates are the Bank’s average cost of funds for the prior twelve months, plus 100 basis points (rounded to the nearest 1/8%), rather than a percentage discount from the current market rate generally available to our customers, which is based on a treasury-based index.  The preferential rates for these seven loans at origination were made at discounts of 1.02% to 3.88% of the fully indexed rate available to our customers on that same date.

EXECUTIVE COMPENSATION

We use a combination of salary, bonuses, deferred bonus compensation and other employee benefits to attract and retain qualified persons to serve as executive officers of Sound Financial and the Bank.  We currently provide health and welfare benefits to our employees, including hospitalization, comprehensive medical insurance, life and long-term disability insurance, subject to certain deductibles and copayments by employees.  Senior managers, including all of the executive officers, receive additional executive medical benefits.  The Bank also provides certain retirement benefits.   In setting compensation for executive officers, the Compensation Committee considers the significant amount of time and level of skill required to perform the required duties of each person’s position, taking into account the complexity of our business.  The Compensation Committee establishes executive officer compensation annually.

The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the years ended December 31, 2007 and 2006, to the President and Chief Executive Officer of the Bank and the two other highest compensated executive officers of the Bank, whose total compensation for 2007 exceeded $100,000.  We will use the term “named executive officers” in this Proxy Statement to refer to the persons listed in this table.

2007 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Non-Equity Incentive Plan Compensation(1)		All Other Compensation(2)		Total

Laura Lee Stewart President, Chief Executive Officer and Director	2007 2006	$ $	255,000 233,939	$ $	31,293 73,762	$ $	51,203 19,508	$ $	337,497 327,209
Matthew P. Deines Executive Vice President and Chief Financial Officer	2007 2006	$ $	127,680 114,148	$ $	19,304 37,507	$ $	21,450 21,432	$ $	168,434 173,087
Marlene L. Price Senior Vice President and Lending Manager	2007 2006	$ $	108,268 101,019	$ $	17,670 26,817	$ $	25,966 16,753	$ $	151,904 144,589
___________________________

Footnotes on next page.

___________________________

(1)	The following table reflects amounts earned by each of the named executive officers under our non-equity incentive plans during the year ended December 31, 2007, as follows:

Named Executive Officer	Annual Bonus Plan	Quarterly Bonus Plan	Deferred Bonus Plan	Total

Laura Lee Stewart	$31,293	---	$14,393	$31,293
Matthew P. Deines	$15,537	---	$3,767	$19,304
Marlene L. Price	$4,827	$17,163	$2,395	$17,670

(2)	The amounts included in this column for the year ended December 31, 2007, consist of the following:

Named Executive Officer	401(k) Contribution	Payment for Accrued Vacation(a)	Payment for Executive Medical Benefits	Premium for Bank- Owned Life Insurance		Matching Charitable Contribution		Total

Laura Lee Stewart	$6,861	$37,493	$2,849	$4,205	(b)	$4,000	(c)	$51,203
Matthew P. Deines	$6,871	$8,839	$5,741			---		$21,450
Marlene L. Price	$5,570	$16,039	$4,357			---		$25,966
___________________________

(a)	The Bank has a policy that all vacation earned and not used by an employee during the year be paid to the employee in cash.
(b)
This reflects the premium the Bank paid in 2007 for bank-owned life insurance to help fund a supplemental executive retirement plan for Ms. Stewart, which provides for payment of accrued amounts upon her death or disability prior to retirement age.  See “Supplemental Executive Retirement.”

(c)
The Bank has a policy to match up to $4,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Employment Agreements

The Bank has entered into an employment agreement with Ms. Stewart, which has a three-year term with continuing annual one-year extensions, subject to approval by the board of directors.  The effective date of this agreement was January 1, 2007.  Ms. Stewart’s base salary in 2008 is $269,025.  The amount of her annual base salary is reviewed by the Compensation Committee each year.  The employment agreement provides for no salary reductions; participation in any stock-based compensation plans; supplemental executive retirement plan approved by the board of directors; and participation in any other retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate.  Ms. Stewart also is entitled to expense reimbursement, professional and educational dues, expenses for programs related to the Bank operations, including travel costs.

Under the employment agreement, if Ms. Stewart’s employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to her salary for the remaining term of the agreement and continued eligibility under the health benefit programs for executive officers.  The employment agreement includes an agreement not to compete with the Bank and the Company in the delivery of financial services for a period of 18 months following termination of employment.   The value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.  Assuming Ms. Stewart’s employment had been involuntarily terminated as of December 31, 2007, exclusive of any required cutback under Section 280G of the Internal Revenue Code, Ms. Stewart would have been entitled to receive $21,250 per month and continued group health and insurance benefits over the next two years, which was the remaining term of her employment agreement at that date.

Cash Bonus Plans

We maintain three non-equity incentive cash bonus plans, an annual incentive bonus plan (“Annual Bonus Plan”), a quarterly incentive bonus plan (“Quarterly Bonus Plan”) and a deferred bonus compensation bonus plan (“Deferred Bonus Plan”).

The Annual Bonus Plan provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of pre-established performance goals established by the board of directors.  Under the Annual Bonus Plan, prior to the earnings override discussed below, Ms. Stewart, Mr. Deines and Ms. Price are entitled to receive a maximum bonus of up to 33%, 33% and 6%, respectively, of their base salary, depending on how actual performance compares with quantitative and qualitative goals established by the Compensation Committee.  The performance goals under the Annual Bonus Plan are the same for all participants and are based on overall corporate performance.  The quantitative goals include performance factors relating to asset size, capital level, delinquency ratio, return on assets and equity, levels of non-interest income and non-interest expense, net interest margin, charge-offs and the size of the loan portfolio.  The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations.  Participants earn credits for the quantitative factors, based on the level of importance assigned to each factor and the actual level of performance compared to the targeted goals set for each factor.  Participants also earn credits for accomplishing the qualitative goals established by the Committee.  Ms Stewart’s bonus is based 50% on meeting qualitative goals and 50% on meeting quantitative goals, while Mr. Deines and Ms. Price bonuses are based 40% on meeting qualitative goals and 60% on meeting quantitative goals.  Each individual’s bonus level based on meeting the qualitative and quantitative goals is subject to an earnings override.  The board of directors establishes a target net earnings level.  To the extent actual net earnings is below or above that target, the bonus level may be decreased or increased by up to 50%.  With a possible 50% increase from the earnings override, Ms. Stewart’s, Mr. Deines’ and Ms. Price’s maximum bonus under this plan is increased to 49.5%, 49.5% and 9%, respectively, of their base salary.  For the year ended December 31, 2007, Ms. Stewart, Mr. Deines and Ms. Price earned, respectively, 74.4%, 73.8% and 73.8% of the bonus credits available under their plan for the year.  As a result of these earned bonus credits, Ms. Stewart, Mr. Deines and Ms. Price received bonuses of 24.5%, 24.3% and 4.4% of base salary, which were decreased by 50% as a result of the earnings override, resulting in final bonuses of 12.3%, 12.1% and 2.2% of base salary.

The Quarterly Bonus Plan is a quarterly, non-equity incentive plan for officers and employees.  Ms. Price is the only named executive officer that participates in this plan.  The goals under the Quarterly Bonus Plan for Ms. Price, which are set by the President and Chief Executive Officer, are sales incentives for residential and consumer loan production for her performance individually and the performance of her department managers.  Sales incentives include levels of loan originations by her and managers reporting to her, the number of saleable loans in the portfolio and the volume of the mortgage servicing portfolio.  The determination of the level of bonus is the result of her and her team’s performance under these goals.  The bonus earned under the Quarterly Bonus Plan is subject to the same earnings override as the Annual Bonus Plan.  For the year ended December 31, 2007, Ms. Price’s quarterly bonuses totaled 15.9% of her base salary.

In 2007, Mr. Deines and Ms. Price participated in the Deferred Bonus Plan.  The amount of deferred bonus earned each year is based on the same performance goals, multiples and earnings override used in the Annual Cash Bonus Plan, except that Mr. Deines and Ms. Price were eligible to receive, respectively, up to 8% and 6% of their base salary, prior to the earnings override and up to 12% and 9% based on the maximum increase from the earnings override.  The deferred account balance for each participant earns interest at our one-year time deposit rate.  Payments begin at the later of the participant reaching age 65 or experiencing a separation of service from the Bank, and they are paid out in equal monthly installments over 10 years.  Earlier payout is provided for in case of death or disability.  Each participant is an unsecured creditor of the Bank until all deferred funds are distributed.  For the year ended December 31, 2007, Mr. Deines and Ms. Price each earned 73.8% of the bonus credits available under their plan for the year.  As a result of these earned bonus credits, Mr. Deines and Ms. Price received bonuses of 6.0% and 4.6%, which were decreased by 50% as a result of the earnings override, resulting in final bonuses of 3.0% and 2.2% of base salary.

Supplemental Executive Retirement

Effective in 2007, the board of directors adopted a supplemental executive retirement plan (“SERP”) for Ms. Stewart to provide her with additional retirement income of $121,307 per year from age 66, for the rest of her life.  These payments are subject to a non-compete clause for the first 24 months after retirement.  The SERP is an unfunded, non-contributory defined benefit plan evidenced by an Executive Long Term Compensation Agreement between Ms. Stewart and the Bank.  Under GAAP, we are required to accrue an amount towards this obligation every year.  There was no SERP accrual for Ms. Stewart in 2006.  A SERP accrual of $94,706 was recorded for the year ended December 31, 2007.  If Ms. Stewart voluntarily leaves the Bank before age 66, she receives no benefit under the SERP.  The SERP provides for earlier payments in the event of death or disability.  In the event of an involuntary termination of Ms. Stewart without cause or a change in control of the Bank, Ms. Stewart is entitled immediately to the accrued liability under the SERP (with any applicable cutback for payments after a change in control as required by Section 280G of  the Internal Revenue Code).  The cost of the benefits payable to Ms. Stewart under the SERP is expected to be offset by the earnings on bank-owned life insurance purchased by the Bank.  Ms. Stewart has no direct interest in these insurance policies and is a general unsecured creditor with respect to payments owed under the SERP.

Other Benefits

We established an employee stock ownership plan for employees of Sound Financial and the Bank in connection with our public offering.  The employee stock ownership plan purchased 115,560 shares of common stock or 3.9% of our shares of common stock outstanding after the offering, with funds borrowed from Sound Financial.  Shares purchased by the employee stock ownership plan with the proceeds of that loan will be held in a suspense account and released to participants’ accounts as debt service payments are made.  Shares released from the employee stock ownership plan will be allocated to each eligible participant’s employee stock ownership plan account based on the ratio of each such participant’s eligible compensation to the total eligible compensation of all eligible employee stock ownership plan participants.  Benefits are payable upon retirement or other separation from service, or upon termination of the plan.  As of March 31, 2008, none of the shares in the employee stock ownership plan were allocated.

Medical premiums for senior managers, including all named executive officers, are 100% paid by the Bank.  In addition, these individuals receive $1,000 a year to cover co-payments and other uncovered medical expenses under the comprehensive medical plan.

We offer a qualified, tax-exempt retirement plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”).  We currently match each 401(k) contribution (other than catch-up contributions) in an amount equal to 50% of the participant’s 401(k) deferrals for the year up to 7% of their salary.  In addition, all employees, including executive officers, received an annual 401(k) contribution of 1% of their salary in 2007.  We are considering reducing these 401(k) contributions as allocations under the employee stock ownership plan are made.  We also may make a discretionary profit sharing contribution under the 401(k) Plan, though no such contribution was made in 2007.  The last profit sharing contribution to the 401(k) plan was made in 2004.  This profit sharing contribution also may be eliminated when we begin to make allocations under the employee stock ownership plan.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Sound Financial specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of Sound Financial was established under Section 3(a)(58)(A) of the Securities Exchange Act of 1934 on January 8, 2008.  It is comprised of the undersigned directors, each of whom is independent as defined under the Nasdaq’s listing standards.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations.  Moss Adams, LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statement in accordance with generally accepted auditing standards and issuing a report thereon.  As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.

The Audit Committee of Sound Financial, in its oversight responsibility, reviews the services performed by Sound Financial’s independent auditors and our policies and procedures for the engagement of independent auditors.  The Audit Committee also discussed with Sound Financial’s independent auditors the overall scope and plans for the audit.  The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Sound Financial’s internal controls and the overall quality of Sound Financial’s financial reporting.  The Audit Committee also reviewed and discussed with the independent auditors the fees we paid to them.  Those fees are described under the caption “Relationship with Independent Auditors” below.

The Audit Committee received and reviewed the report of Moss Adams, LLP, regarding the results of their audit of the Company’s 2007 financial statements.  We also reviewed and discussed the audited financial statements with Company management.

The members of the Audit Committee discussed with a representative of Moss Adams, LLP, the independence of the accounting firm from the Company, including the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) and the written disclosures and the letter from Moss Adams, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees).

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s independent registered public accounting firm, we carefully reviewed the policies and procedures for the engagement of the independent registered public accounting firm.  We also discussed with the Company’s internal and independent registered public accounting firm the overall scope and plans for their respective audits.  We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We also reviewed and discussed with the independent registered public accounting firm the fees paid to the independent registered public accounting firm.  These fees are described under “Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm” below.

The Company’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each officer filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Sound Financial’s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.  Management reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Milton L. McMullen
Robert F. Carney
David S. Haddad, Jr.
Debra Jones

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Firm

During the fiscal years ended December 31, 2007 and 2006, Moss Adams, LLP (“Moss Adams”) provided various audit and non-audit services to the Company and the Bank.  These services included:  (1) the audit of the Company’s and the Bank’s annual financial statements and review of financial statements included in the Company’s filings with the SEC; (2) consultation on accounting matters; (3) tax advice and tax consultations; and (4) other professional services.

Our Audit Committee has appointed Moss Adams, LLP, as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2008.  In making its determination to appoint Moss Adams as the Company’s independent registered public accounting firm for the 2008 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Moss Adams, other than audit services, is compatible with maintaining the independence of the outside accountants.

Our shareholders are asked to ratify this appointment at the annual meeting.  If the appointment of Moss Adams is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Moss Adams.

In the event our shareholders fail to ratify the selection of Moss Adams, LLP, the Audit Committee will consider it as a direction to select other auditors for the subsequent fiscal year.  Even if the selection of Moss Adams, LLP is ratified, the Audit Committee of our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interest of our company and our shareholders.

A representative of Moss Adams is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

The Audit Committee must preapprove all audit and permissible non-audit services to be provided by the independent auditors and the estimated fees for these services.  All of the services provided by Moss Adams after the date of the Company’s registration with the SEC at the time of the stock offering in 2007 were approved by the Audit Committee.  Services provided prior to the date of that registration did not require pre-approval.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

Payment of Audit Fees

The aggregate fees billed to the Company by Moss Adams, LLP, and its affiliates for the fiscal years ended December 31, 2007 and 2006 were as follows:

	Year Ended December 31,
	2007		2006
Audit Fees	$296,000	(1)	$56,320
Audit Related Fees	---		---
Tax Fees(2)	8,000		5,955
All Other Fees	---		---
____________________
(1)	Includes fees related to review of financial information in our SEC filings, including those filed in connection with our 2007 stock offering.
(2)	Primarily for tax compliance, tax advice and tax return preparation services.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for 2009 Annual Meeting

In order to be eligible for inclusion in Sound Financial’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received in writing at Sound Financial’s main office at 2005 5th Avenue, Suite 200, Seattle, Washington 98121, no later than December 22, 2008.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended.

If a shareholder proposal does not meet the above requirements for inclusion in the Corporation’s proxy materials, it may still be considered for presentation at the 2009 annual meeting, if it is received in writing at the Corporation’s main office no later than five days before the date of the meeting.  The persons named in the enclosed form of proxy will have the discretion to vote on any such submitted proposal in accordance with their best judgment.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY
SOUND FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 21, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the members of the Board of Directors of Sound Financial, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Sound Financial, Inc. common stock held of record by the undersigned at the close of business on March 31, 2008, at the annual meeting of shareholders, to be held on Wednesday, May 21, 2008, and at any and all adjournments or postponements thereof.  The Board of Directors recommends a vote "FOR" each of the listed proposals.

Should a director nominee be unable to serve as a director, an event that Sound Financial, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy maybe revoked at any time before it is voted by delivering to the Secretary of Sound Financial, Inc., on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of Sound Financial, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Sound Financial, Inc., prior to the execution of this Proxy, of Notice of Annual Meeting scheduled to be held on May 21, 2008, a Proxy Statement dated on or about April 21, 2008 and Sound Financial, Inc.'s Annual Report to Shareholders for the fiscal year ended December 31, 2007.

REVOCABLE PROXY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

Please mark your votes like this	X

		FOR	FOR ALL	WITHHOLD EXCEPT
1.	The election of David S. Haddad, Jr. and Milton L. McMullen as directors of Sound Financial, Inc., for a term of three years.

Instructions: To vote for all nominees mark the box "FOR" with an "X". To withhold your vote for all nominees mark the box "WITHHOLD" with an "X". To withhold your vote for an individual nominee mark the box "FOR ALL EXCEPT" with an "X" and write the name of the nominee on the following line for whom you wish to withhold your vote.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of Moss Adams, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 2008.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature __________________________________                                              Signature  __________________________________    Dated __________________, 2008

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.